As filed with the U.S. Securities and Exchange Commission on May 7, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACLARIS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-0571712
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

701 Lee Road, Suite 103
Wayne, PA 19087

(Address of principal executive offices) (Zip code)

2015 Equity Incentive Plan

(Full title of the plan)

Neal Walker

Interim President and Chief Executive Officer

Aclaris Therapeutics, Inc.

701 Lee Road, Suite 103
Wayne, PA 19087

(484) 324-7933

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Mark Ballantyne Brian F. Leaf Cooley LLP 11951 Freedom Drive Reston, VA 20190-5640 (703) 456-8000	Kevin Balthaser Chief Financial Officer Aclaris Therapeutics, Inc. 701 Lee Road, Suite 103 Wayne, PA 19087 (484) 324-7933

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering an additional 2,835,795 shares of common stock, $0.00001 par value per share (“Common Stock”), of Aclaris Therapeutics, Inc. (the “Registrant”) to be issued pursuant to the Aclaris Therapeutics, Inc. 2015 Equity Incentive Plan (the “2015 EIP”) pursuant to the provisions of the 2015 EIP providing for an automatic increase in the number of shares reserved and available for issuance under the 2015 EIP on January 1, 2024.

In accordance with the instructional note to Part I of Form S-8 as promulgated by the U.S. Securities and Exchange Commission (the “Commission”), the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s Registration Statement on Form S-8 (File No. 333-207434) relating to the 2015 EIP, filed with the Commission on October 15, 2015;

(b) The Registrant’s Annual Report on Form 10-K (File No. 001-37581) for the fiscal year ended December 31, 2023, filed with the Commission on February 27, 2024;

(c) The Registrant’s Current Reports on Form 8-K (File No. 001-37581) filed with the Commission on January 19, 2024, February 5, 2024 and March 19, 2024, to the extent the information in such reports is filed and not furnished; and

(d) The description of the Registrant’s Common Stock, which is contained in a registration statement on Form 8-A filed on October 2, 2015 (File No. 001-37581) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by the description of the Registrant’s capital stock contained in the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including any amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-37581	3.1	10/13/2015
4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant.	10-Q	001-37581	3.2	08/07/2023
4.3	Amended and Restated Bylaws of the Registrant.	8-K	001-37581	3.1	06/24/2020
4.4	2015 Equity Incentive Plan.	S-8	333-207434	4.6	10/15/2015
4.5	Form of Stock Option Grant Notice and Stock Option Agreement under 2015 Equity Incentive Plan.	S-1/A	333-206437	10.10	09/25/2015
4.6	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under 2015 Equity Incentive Plan.	S-1/A	333-206437	10.11	09/25/2015
4.7	Form of Performance Stock Option Grant Notice and Stock Option Agreement used in connection with the 2015 Equity Incentive Plan.	10-K	001-37581	10.11	03/18/2019
4.8	Form of Performance Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement used in connection with the 2015 Equity Incentive Plan.	10-K	001-37581	10.12	03/18/2019
5.1*	Opinion of Cooley LLP.	–	–	–	–
23.1*	Consent of Cooley LLP (included in Exhibit 5.1).	–	–	–	–
23.2*	Consent of Independent Registered Public Accounting Firm.	–	–	–	–
24.1*	Power of Attorney (included on the signature page of this Form S-8).	–	–	–	–
107*	Filing Fee Table	–	–	–	–

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on this 7th day of May, 2024.

Aclaris Therapeutics, Inc.

By:	/s/ Neal Walker
Neal Walker
Interim President and Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Neal Walker and Kevin Balthaser, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Neal Walker	Interim President, Chief Executive Officer and Director	May 7, 2024
Neal Walker	(Principal Executive Officer)

/s/ Kevin Balthaser	Chief Financial Officer	May 7, 2024
Kevin Balthaser	(Principal Financial Officer and Principal Accounting Officer)

/s/ Christopher Molineaux Christopher Molineaux	Lead Independent Director	May 7, 2024

/s/ Anand Mehra, M.D. Anand Mehra, M.D.	Director	May 7, 2024

/s/ William Humphries William Humphries	Director	May 7, 2024

/s/ Andrew Powell	Director	May 7, 2024
Andrew Powell

/s/ Andrew Schiff	Director	May 7, 2024
Andrew Schiff

/s/ Bryan Reasons	Director	May 7, 2024
Bryan Reasons

/s/ Maxine Gowen	Director	May 7, 2024
Maxine Gowen

/s/ Vincent Milano	Director	May 7, 2024
Vincent Milano